Exhibit 99.1

Archer Daniels Midland Company 4666 Faries Parkway Decatur, IL 62526

News Release

September 8, 2011	FOR IMMEDIATE RELEASE

COMMENCEMENT OF PRIVATE EXCHANGE OFFERS

Archer Daniels Midland Company (NYSE: ADM) announced today the commencement of a private offer to exchange any and all of its outstanding 7.50% Debentures due 2027 (CUSIP No. 039483AM4), 6.75% Debentures due 2027 (CUSIP No. 039483AN2), 6.625% Debentures due 2029 (CUSIP No. 039483AR3), 7.00% Debentures due 2031 (CUSIP No. 039483AS1), 6.45% Debentures due 2038 (CUSIP No. 039483AX0), and 6.95% Debentures due 2097 (CUSIP No. 039483AP7) (collectively, the “Old Debentures”) for new senior Debentures due 2042 (the “New Debentures”) and, for some series of Old Debentures, cash (the “Exchange Offers”).

The Exchange Offers are being conducted by ADM upon the terms and subject to the conditions set forth in a confidential offering memorandum, dated September 8, 2011, and related letter of transmittal. The Exchange Offers are only extended, and copies of the offering documents will only be made available, to any holder of the Old Debentures that has certified its status as (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (“Securities Act”) or (2) a person who is not a “U.S. person” as defined in Regulation S under the Securities Act (each, an “Eligible Holder”).

The Exchange Offers are subject to certain conditions, including the requirement that a sufficient principal amount of Old Debentures has been validly tendered and not validly withdrawn prior to 5:00 p.m. New York City time, on September 21, 2011, subject to any extension by ADM (the “Early Participation Date”) such that a minimum of $250,000,000 aggregate principal amount of New Debentures will be issuable in exchange for such Old Debentures on the Early Settlement Date (as defined below) and that the yield on the Reference Treasury (as defined below) is not more than 4.15% at the Pricing Time, which is 11:00 a.m., New York City time, on September 21, 2011. The “Early Settlement Date” will be promptly after the Early Participation Date (and is expected to be on the third business day after the Early Participation Date) and will apply to all Old Debentures validly tendered in the Exchange Offers prior to the Early Participation Date and not validly withdrawn prior to the Withdrawal Deadline (as defined below). The “Reference Treasury” is the 4.375% United States Treasury due May 15, 2041.

Eligible Holders who validly tender and who do not validly withdraw their Old Debentures prior to the Early Participation Date will receive an early participation premium equal to $30 per $1,000 principal amount of Old Debentures.

The Exchange Offers will expire at 11:59 p.m., New York City time, on October 5, 2011, unless extended by ADM (the “Expiration Date”). Tenders of Old Debentures in the Exchange Offers may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time on September 21, 2011, subject to extension by ADM (the “Withdrawal Deadline”), but not thereafter, except in certain limited circumstances where additional withdrawal rights are required by law.

The New Debentures have not been registered under the Securities Act or any state securities laws. Therefore, the New Debentures may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The Company will enter into a registration rights agreement with respect to the New Debentures.

Documents relating to the Exchange Offers will only be distributed to holders of the Old Debentures that complete and return a certification of eligibility confirming that they are Eligible Holders. Holders of the Old Debentures that desire access to the electronic eligibility form should contact D.F. King & Co., Inc., the information agent for the Exchange Offers, at (800) 431-9645 (U.S. Toll-free) or (212) 269-5550 (Collect). Holders that wish to receive the offering documents can certify their eligibility at http://www.dfking.com/adm.

Contacts:

Media:	Investors:
David Weintraub	Dwight Grimestad
Director, External Communications	Vice President, Investor Relations
217/424-5413	217/424-4586

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offers are being made solely by the offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

FORWARD-LOOKING INFORMATION

This press release includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks, uncertainties and other factors, including the current market demand for these types of securities and the securities of ADM and the negotiations between ADM and the dealer managers. These risks, uncertainties and other factors could cause actual results to differ materially from those referred to in the forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. Other risks that could impact the offering are described in detail in the ADM Annual Report on Form 10-K for the fiscal year ended June 30, 2011 as filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information currently available to ADM and ADM assumes no obligation to update any such forward-looking statements.